Exhibit (h)(iii)(B)

FIRST AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT, dated as of the 16th day of August, 2010, to the Fund Administration Servicing Agreement dated as of February 24, 2010 (the “Fund Administration Agreement”), is entered into by and among DIREXION FUNDS, a Massachusetts business trust, DIREXION INSURANCE TRUST, a Massachusetts business trust (collectively referred to as the “Trust”), and U.S. BANCORP FUND SERVICES LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Trust and USBFS have entered into a Fund Administration Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Fund Administration Agreement; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its modification by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Dan O’Neill	By:	/s/ Michael R. McVoy
Name:	Dan O’Neill	Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

DIREXION INSURANCE TRUST

By:	/s/ Dan O’Neill
Name:	Dan O’Neill
Title:	President

Amended Exhibit B to the Fund Administration Servicing Agreement

Direxion Funds and Direxion Insurance Trust

Fee Schedule effective June 1, 2010

Annual Fee

Non Multiple-Class Funds*

     bp and $         per Fund

Multiple Class Funds*

     bp and $         for the first class of the Fund and $         for each additional class of the Fund

CCO Fees: $         per year per service line

Legal Services: $         annually

Diligent Board Books

Annual Fee (effective January 1, 2009)

·         $         per year (includes 10 external users)

·         $         per year per additional user

·         $         implementation / setup fee

AIS

No additional fees for the Advisor Information Service (fees waived)

Gainskeeper - $         per fund per year

System charges

Clear Portfolio: $        /Qtr.

Performance Delivery (NAV, pre and post-tax returns) – FundStation - $        /Yr.

Plus out-of-pocket expense reimbursements, including but not limited to:

Postage

Programming

Stationery

Proxies

Retention of records

Special reports

Federal and state regulatory filing fees

Certain insurance premiums

Expenses from Board of Trustees meetings

Auditing and legal expenses

All other out-of-pocket expenses

*	Subject to annual CPI increase, Milwaukee MSA.

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